STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
PROGRAM FOR ANNUAL CLOSING OF ACCOUNTS


                                  EXHIBIT 12.1

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
             CALCULATION OF RATIO OF EARNINGS TO TOTAL FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                                                                                 YEAR ENDED DECEMBER 31,
                                                                                                 -----------------------
                                                                                    2002     2001      2000       1999       1998
                                                                                    ----     ----      ----       ----       ----
Earnings:
Income (loss) from continuing operations ...................................         246      145       398       (670)       220
Add:
    Adjustment for distributions in excess of equity earnings and losses (a)           3      (13)      (14)       (30)        (8)
    Provision for income taxes .............................................           4       43       201      1,095        (89)
    Minority equity in net income ..........................................           2        3         8         95         14
    Amortization of interest capitalized ...................................           1        1         1          1          4
                                                                                    ----     ----      ----     ------      -----
                                                                                     256      179       594        491        141
                                                                                    ----     ----      ----     ------      -----
Fixed Charges:
    Interest and other financial charges ...................................         356      403       460        567        473
    Interest factor attributable to rentals (b) ............................          26       25        21         14         12
                                                                                    ----     ----      ----     ------      -----
                                                                                     382      428       481        581        485
                                                                                    ----     ----      ----     ------      -----
                                                                                    ----     ----      ----     ------      -----
Earnings, as adjusted, from continuing operations ..........................         638      607     1,075     $1,072      $ 626
                                                                                    ====     ====      ====     ======      =====
Fixed Charges:
    Fixed charges above ....................................................         382      428       481     $  581      $ 485
    Interest capitalized ...................................................           6        7         3          8         14
                                                                                    ----     ----      ----     ------      -----
    Total fixed charges ....................................................         388      435       484     $  589      $ 499
                                                                                    ====     ====      ====     ======      =====
Ratio:
    Earnings, as adjusted, from continuing operations to fixed charges .....        1.64     1.40      2.22       1.82       1.25
                                                                                    ====     ====      ====     ======      =====


Notes:

(a) The adjustment represents distributions in excess of undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

(b) The interest factor attributable to rentals consists of one-third of rental charges, which is deemed by Starwood to be representative of the interest factor inherent in rents.